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                                                                      EXHIBIT 12

                       STATEMENT RE COMPUTATION OF RATIOS
                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS)


                                                                                                            NINE MONTHS
                                                                YEAR ENDED DECEMBER 31,                        ENDED
                                              ----------------------------------------------------------   SEPTEMBER 30,
                                                 2002        2001        2000        1999        1998         2003 (1)
                                              ----------  ----------  ----------  ----------  ----------   -------------
RATIO OF EARNINGS TO FIXED CHARGES:
Earnings:
  Income (loss) before income
    taxes, minority interest ...............  $  176,938  $  118,803  $  136,683  $  147,105  $ (342,809)   $  (18,538)
  Add: interest expense ....................      42,856      55,665      60,248      55,439      37,757        23,892
  IPR&D charges ............................          --          --          --          --          --       117,609
                                              ----------  ----------  ----------  ----------  ----------    ----------
                                              $  219,794  $  174,468  $  196,931  $  202,544  $ (305,052)   $  122,963
                                              ==========  ==========  ==========  ==========  ==========    ==========
Fixed Charges:
  Interest expense .........................  $   42,856  $   55,665  $   60,248  $   55,439  $   37,757    $   23,892
                                              ==========  ==========  ==========  ==========  ==========    ==========

Ratio of earnings to fixed charges
  (coverage deficiency) ....................        5.1x        3.1x        3.3x        3.7x  $ (305,052)         5.1x
                                              ==========  ==========  ==========  ==========  ==========    ==========

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(1)   For the nine months ended September 30, 2003, non-cash charges of
      $117,609,000 related to acquired in-process research and development were excluded from the calculation.